Exhibit 10.30
INSTITUTIONAL CUSTODY SERVICES AGREEMENT
THIS AGREEMENT, effective July 25, 2006, is entered into by and between Allied Capital (“Client”) and Manufacturers and Traders Trust Company (“Custodian” or “M&T Bank”), to establish a custody service account or accounts (the “Account”) for Client. Client and Custodian have agreed to the following:
1.	MEANING OF SOME WORDS

“Assets” means all cash, securities and other property deposited with Custodian or collected or received by Custodian for the Account. “Client” refers to the entity identified above and its legal successors and assigns, and to the undersigned in his or her capacity as an authorized representative acting on behalf of such entity. “Investment Manager” means any investment manager(s) appointed by Client to direct the investment of the Assets. “Proper Instructions” means either (a) a writing signed or initialed by Client or by Client’s authorized representative or, (b) a copy of a confirmation from a broker, (c) notice of an affirmed confirmation given electronically via The Depository Trust Company (“DTC”) institutional delivery system, or (d) instructions given orally or electronically by any individual Custodian reasonably believes to be Client, Client’s authorized representative, or an Investment Manager.

2.	RESPONSIBILITY

Custodian will act as agent for Client and will hold and physically segregate the Assets for the Account of the Client. Custodian will collect all income and other payments with respect to the Assets and pay such amounts as instructed in Schedule I, Client Information and Instructions, attached hereto and made a part hereof. Custodian will not be responsible for the investment of the Assets or for providing investment advice.

Except as provided in this Section 2, Custodian will settle any transaction for the Account only after receiving Proper Instructions. Notwithstanding the foregoing, Custodian is authorized to sell fractional shares and deposit the proceeds in the Account. Custodian may exchange any Assets in temporary form for property in final form unless Custodian receives Proper Instructions to the contrary. When securities become due or are called for redemption, Custodian will turn them in for proper payment. Custodian will notify Client or, if an Investment Manager has been appointed, the Investment Manager of any optional call for or right of redemption, offer of exchange, right of subscription, reorganization or other optional proceeding (“Corporate Action”) affecting any security in the Account as soon as reasonably practicable after such information is published by The Wall Street Journal, DTC, or XCITEK. Custodian will take such action with respect to such Corporate Action as Custodian is directed by Proper Instruction unless (a) the Corporate Action is a stock split or optional capital gain distribution, in which case Custodian will take the distribution in kind and credit the principal of the Account, or (b) the Corporate Action relates to stockholder rights or capital distributions with respect to securities in the Account, in which case Custodian will take such action as instructed in Schedule I. When adequate financial information is not available in any of the foregoing publications, Custodian will not be required to notify Client or the Investment Manager of any Corporate Action affecting any security in the Account and Custodian’s responsibility will be limited to the safekeeping of the Assets.

Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any securities and investments except pursuant to the directive of Client and only for the Account of Client.

All oral instructions will be confirmed in writing by Client, Client’s authorized representative, or an Investment Manager by the close of business on the same day that such oral instructions are given to Custodian. Client agrees that the fact that Custodian does not receive written confirmation of an oral instruction or that Custodian receives a contrary written instruction shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and already effected by Custodian prior to receipt of contrary written instructions.

The Assets may include shares of mutual funds. Client understands that Custodian makes available one or more money market mutual funds for use as investment vehicles for cash balances and will invest the Account’s cash balances in such of those funds as Client designates in writing. Client understands that Custodian and its affiliates may provide investment management, shareholder, administrative or other services for mutual funds held in the Account (including mutual funds used as investment vehicles for cash balances) and receive compensation for such services from those funds in addition to the compensation Custodian receives under Section 5 of this Agreement.

If so directed by Proper Instructions, Custodian shall invest all or part of the Assets in certificates of deposit or other deposit accounts of M&T Bank, and Custodian is hereby authorized to debit such accounts for amounts which may become due under this Agreement.

3.	OWNERSHIP OF PROPERTY

Custodian may execute and deliver on Client’s behalf all necessary documents required by any law inserting Client’s name as beneficial owner. Client represents and warrants that Client has full power and authority to enter into this Agreement and to exercise control over the Assets.

4.	STATEMENTS

Custodian will send Client at the address shown in Custodian’s records for Client periodic statements listing all Assets and showing all cash receipts and disbursements for the Account. These statements will present current market prices obtained by Custodian from one or more third party pricing services selected by Custodian in the usual course of its business. When adequate pricing for any security or securities is not readily available to Custodian from any of such third party pricing service providers, Custodian will not be required to provide current market prices for those securities. Custodian will not be liable for any loss, whether direct or indirect, including consequential damages, which may occur from any inaccuracies in market pricing information. Unless Client indicates otherwise on Schedule I, Client agrees that such statements are in lieu of any further notification that Custodian would otherwise be required to give Client under Regulation H of the Board of Governors of the Federal Reserve System. Under Regulation H, Client would be entitled to notification from Custodian, at no additional cost, concerning each purchase and sale for the Account at or before the completion of the transaction, or if a broker is used, within one business day after receipt of the broker’s confirmation.

Custodian shall provide Client, at such times as Client may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a securities depository, relating to the service provided by Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be requested by Client to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of Client under the 1940 Act, with particular attention to Section 31 and the applicable rules thereunder. All such records shall be the property of Client and shall at all times during the regular business hours of Custodian be open for inspection by duly authorized officers, employees or agents of Client and employees or agents of the Securities and Exchange Commission. Custodian shall, at Client’s request, supply Client with a tabulation of securities owned by Client and held by Custodian and shall, when requested to do so by Client and for such compensation as shall be agreed upon between Client and Custodian, include certificate numbers in such tabulations.

5.	COMPENSATION AND REIMBURSEMENT

Custodian’s compensation will be according to Custodian’s published fee schedule in effect from time to time, and will be paid periodically. The current schedule is attached to this Agreement. If the fee schedule changes, Custodian will provide Client the new schedule and the new schedule will apply to this Agreement on the later of the date specified on the new schedule or 30 days after Custodian mails or otherwise delivers the new schedule to Client. Client will pay Custodian for all expenses including taxes, liability, loans, overdrafts or other charges incurred by Custodian in connection with the Account. Custodian is authorized to charge all of its fees and expenses against the Account. Custodian will be reimbursed for all reasonable expenses of re-registration and delivery of securities on termination. If Custodian agrees to invoice Client separately for Custodian’s fees and expenses, Custodian may nevertheless deduct such fees and expenses from the Account if (a) Client does not pay any such invoice within 45 days of the date Custodian sends it to Client, or (b) the account against which payment is to be charged does not have sufficient funds.

6.	FUNDS TRANSFERS

If Client wishes to transfer funds from the Account via wire, automated clearing house (“ACH”), or similar transfer, Client agrees to complete M&T Bank’s standard documentation with respect to such transfers and that documentation will govern any such transfer. Custodian will notify Client of the receipt of incoming fund transfers (including wire transfers) and ACH transactions involving the Account in the periodic statements that Custodian provides Client. Custodian is not required to give Client a separate notice of each transaction.

Client understands that, when Custodian gives Client credit with respect to an ACH credit entry, that credit is provisional until Custodian receives final settlement for the entry through a Federal Reserve Bank or otherwise as provided by Uniform Commercial Code Article 4A. If Custodian does not receive final settlement, Client understands that Custodian is entitled to a refund of the amount credited to Client in connection with such entry, and that the party making payment to Client via such entry shall not be deemed to have paid Client and will still owe Client that amount.

7.	CUSTODY AND REGISTRATION

Custodian will be as careful in the safekeeping of the Assets as it would be with its own property. All Assets which are required to be registered shall be registered in Custodian’s name or the name of Custodian’s nominee or nominees and Custodian is authorized to execute in any name such documents as may be required to effect such registration. Custodian may deposit any securities of the United States with a Federal Reserve Bank and may deposit any eligible securities with the DTC to be registered in the name of its nominee, in compliance with the conditions of Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”). Custodian is obligated to exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Client’s assets. Custodian may make other safekeeping arrangements as are from time to time allowed by law. Custodian may use the services of correspondent banks for holding or transferring securities.

8.	LIABILITY

Except for bad faith, Custodian will not be responsible for any loss or damage to the Account. Custodian will be under no duty to take any action except as Custodian and Client agree in writing. Custodian is also under no duty to become involved in any legal proceeding unless Custodian is indemnified to its satisfaction.

9.	DUE AUTHORIZATION

Client warrants and represents to Custodian that: (i) it is duly organized and existing and in good standing in the state in which it is organized; (ii) all action has been taken by or on behalf of Client to authorize it to enter into this Agreement and invest its assets as contemplated by this Agreement, with the elections that the undersigned has made and the directions he or she has given; (iii) all information provided in this Agreement and in Schedule I is true, complete and not misleading and accurately reflects Client’s instructions to Custodian and (iv) this Agreement and the investments authorized by it do not and will not violate any provision of any governing instrument or document, or any law, regulation, or judicial order, or any agreement applicable to or binding on Client or its Assets.

10.	GENERAL PROVISIONS
A.	Client will certify to Custodian the names of any persons authorized to act for Client (“authorized representatives”). Custodian may continue to rely (and will be fully protected in relying) on the authority of such authorized representatives until it is advised in writing by Client to the contrary and Custodian has had a reasonable time to act. Custodian may rely (and will be fully protected in relying) on any certificate, notice or direction which Custodian believes to have been signed by an authorized representative.

B.	Custodian shall take all reasonable action, as Client may from time-to-time request, to obtain from year-to-year favorable opinions from Client’s independent accountants with respect to Custodian’s activities hereunder.

C.	Custodian will be notified immediately in writing by Client or Client’s authorized representative if (a) an Investment Manager is appointed, or (b) an Investment Manager resigns or an investment management relationship is otherwise terminated. Any such Investment Manager will supply Custodian in writing with the names and specimen signatures of any individuals authorized to act on its behalf. Custodian will be fully protected in (i) relying on any Proper Instruction purportedly given by such individual on behalf of the Investment Manager, (ii) assuming, until advised in writing by the Investment Manager to the contrary that any designation of individuals to give instructions on behalf of the Investment Manager remains in effect, and (iii) assuming, until advised in writing by Client or Client’s authorized representative to the contrary, that an appointment of an Investment Manager remains in effect.

D.	Custodian also may raise cash to pay for Client’s purchases by redeeming shares in any one or more of the money market funds in the Account. However, Custodian does not have to pay for or settle any purchase transaction unless adequate cash is already in the Account. If Custodian grants provisional credit to the Account on a contractual settlement basis and determines that the item associated with the credit will not be received in due course, Custodian reserves the right to reverse the credit and charge the Account for the amount of the credit at any time before actual receipt of the item. All credits are made subject to actual collection. Custodian shall not be liable to Client or any other person for any amount that is not actually collected in accordance with the terms of this Agreement. Client understands that contractual settlement may result in overdrafts and that Custodian discourages overdrafts. Custodian reserves the right to charge the Account for the amount earned with respect to an overdraft or Custodian’s cost and expense in connection with an overdraft. Custodian may terminate or suspend any part of the provision of contractual settlement hereunder for any reason immediately upon notice to Client, including if overdrafts occur repeatedly, in the event of force majeure affecting settlement, disorder in markets, or with respect to particular investments or other changed external business circumstances.

E.	This Agreement may not be amended except by the express written agreement of both parties. Either Custodian or Client can terminate the Agreement by 60 days’ prior written notice to the other. Custodian will have no further responsibility for the Account once Custodian delivers the Assets to Client or to a third party pursuant to Client’s instructions. If Client gives Custodian no delivery instructions, Custodian may deliver any of the Assets to any authorized representative of Client by registered mail insured to the then current mailing address for Client as shown in Custodian’s records.

F.	Any questions or disputes concerning this Agreement will be decided according to New York law unless federal law provides otherwise, and any ambiguity shall at all times be interpreted consistently with the 1940 Act pursuant to Section 17f and rules promulgated thereunder.

G.	Any notice Custodian sends concerning the Agreement or the Account will be sent to the then current mailing address as shown in Custodian’s records for Client and shall be deemed given when sent. If such mailing address changes, Client or Client’s authorized representative will promptly notify Custodian in writing of the new mailing address. Any notice to Custodian shall be sent to: Custody Department, Institutional Custody Services, Manufacturers and Traders Trust Company, at such address as is provided to Client by Custodian for that purpose and shall be deemed given when received.

H.	If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, and the validity of the remaining provisions shall not be affected thereby.

Agreement accepted by Client:				Agreement accepted by Manufacturers and Traders Trust Company:

Allied Capital Corporation				By:	/s/ Lyn Somerville

Client Name

By:	/s/ Kelly A. Anderson	Date	7/25/06	Name:	Lyn M. Somerville

Kelly A. Anderson				Title:	Vice President

Name

EVP — Treasurer				Date:	8/1/06

Title